Exhibit 99.1

Greenwave Technology Solutions Announces $3.2 Million Registered Direct Offering Priced Above Market

Company to use funds for expansion and accretive acquisitions

(Chesapeake, VA) August 21, 2023 – Greenwave Technology Solutions, Inc. (“Greenwave” or the “Company”) (NASDAQ: GWAV), a leading operator of metal recycling facilities in Virginia, North Carolina and Cleveland, Ohio, is pleased to announce that it has entered into a definitive agreement with certain institutional and accredited investors for the purchase and sale of 2,511,166 shares of common stock in a registered direct offering priced at $1.27 per share and accompanying warrant, resulting in gross proceeds to the Company of $3.2 million, before deducting the placement agent’s fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from this offering for the expansion of its metal recycling operations, accretive acquisitions, and general corporate purposes.

The Special Equities Group, a division of Dawson James Securities Inc., is acting as the sole placement agent for this transaction.

The Company has also agreed to issue to the investors in a concurrent private placement unregistered warrants to purchase up to 5,022,332 shares of common stock. The warrants will have an exercise price of $1.02 per share, will be immediately exercisable upon issuance, and will expire 5.5 years from the date of issuance. The Company has agreed to file a registration statement under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”), covering the resale of the shares of common stock issuable upon exercise of the warrants within 45 days following the closing of the offering. The closing of the offering is expected to occur on or about August 22, 2023, subject to the satisfaction of customary closing conditions.

The shares of common stock described above are being offered and sold by the Company pursuant to a “shelf” registration statement on Form S-3 (File No. 333-271324) originally filed with the SEC on April 18, 2023, as amended on April 26, 2023, and declared effective by the SEC on April 28, 2023. The offering of such shares of common stock in the registered direct offering is being made only by means of a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and accompanying base prospectus relating to the registered direct offering will be filed with the SEC. Copies of the final prospectus supplement and accompanying base prospectus may be obtained, when available, for free by visiting EDGAR on the SEC’s website at www.sec.gov. Alternatively, you may contact investors@GWAV.com for a copy of these documents or contact our principal executive offices at 4016 Raintree Rd, Ste 300, Chesapeake, VA 23321, c/o Corporate Secretary, (800) 490-5020.

The warrants described above are being offered and sold in a private placement under Section 4(a)(2) of the Act and Regulation D promulgated thereunder and, along with the shares of common stock underlying such warrants, have not been registered under the Act, or applicable state securities laws. Accordingly, the warrants and the shares of common stock underlying such warrants may not be reoffered or resold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Act and such applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of any offer to buy the securities discussed herein, nor shall there be any offer, solicitation, or sale of the securities in any state in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

About Greenwave

Greenwave Technology Solutions, Inc., through its wholly owned subsidiary Empire Services, Inc. (“Empire”), is a leading operator of metal recycling facilities in Virginia and North Carolina. At these facilities, Empire collects, classifies, and processes raw scrap metal (ferrous and nonferrous) for recycling. Steel is one of the world’s most recycled products with the ability to be re-melted and re-cast numerous times while offering significant economic and environmental benefits when compared with virgin materials. For more information, please visit https://www.greenwavetechnologysolutions.com/.

Forward-looking Statements

This press release contains certain forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These include, without limitation, statements about its revenue growth, opening of additional locations, margin expansion and cashflow projections. These statements are identified by the use of the words “could,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “may,” “continue,” “predict,” “potential,” “project” and similar expressions that are intended to identify forward-looking statements. All forward-looking statements speak only as of the date of this press release. You should not place undue reliance on these forward-looking statements. Although the Company believes that its plans, objectives, expectations and intentions reflected in or suggested by the forward-looking statements are reasonable, the Company can give no assurance that these plans, objectives, expectations or intentions will be achieved. Forward-looking statements involve significant risks and uncertainties (some of which are beyond the Company’s control), assumptions and other factors that could cause actual results to differ materially from historical experience and present expectations or projections. Such factors include market conditions, the ability of the Company to satisfy all conditions precedent to the closing of the registered direct offering, and the completion of the registered direct offering. Actual results may differ materially from those in the forward-looking statements and the trading price for the Company’s common stock may fluctuate significantly. Forward-looking statements also are affected by the risk factors described in the Company’s filings with the SEC. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Contact Info:

757-966-1432

Info@Greenwavetechnologysolutions.com